Exhibit 10.31

FIRST AMENDMENT TO

EXCLUSIVE PATENT LICENSE AGREEMENT

THIS FIRST AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT (the “Amendment”) is made effective as of 7th June, 2018 by and between Versitech Limited, a company incorporated and existing under the laws of Hong Kong with its office at Room 405A, Cyberport 4, 100 Cyberport Road, Hong Kong (the “Licensor”); and Acticule Life Sciences Limited, with incorporation number CB-324541, a company incorporated and existing under the laws of the Cayman Islands, with its registered office at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands with its management office at Floor 17, Guangdong Investment Tower, 148 Connaught Road, Central, Hong Kong (the “Company”).

W I T N E S S E T H

WHEREAS, the Company and the Licensor have entered into that certain Exclusive Patent License Agreement dated as of October 18, 2017 by and between Company and the Licensor (HKU Ref No. IP299) (the “Agreement”) (a copy of the Agreement is set forth in Appendix A);

WHEREAS, the Company and the Licensor desire to amend the Agreement as follows.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1. Definitions. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

2. Amendments.

Section 1.11 of the Agreement is hereby replaced by the following:

“FIELD” shall mean any and all human and non-human therapeutic uses, prescription and over-the-counter medications and preventatives, for the treatment or prevention of viral infections, including influenza.

3. Date of Effectiveness. The amendment to Section 1.11 of the Agreement set forth in this Amendment is expressly made retroactive to the Effective Date of the Agreement. This Amendment will become effective as of the date first written above when the Licensor shall have received counterparts of this Amendment duly executed and delivered by the parties hereto. Notwithstanding the above, the amendment to Section 1.11 of the Agreement set forth in this Amendment is expressly made retroactive to the Effective Date of the Agreement.

4. Effect of Amendment. Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the forgoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any party hereto that would require the waiver or consent of any other party hereto. Each reference in the Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.

5. Governing Law. This Amendment is governed by and construed in accordance with, the laws of Hong Kong.

6. Counterparts. This Amendment may be executed in two counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

ACTICULE LIFE SCIENCES LIMITED

By:	/s/ Ian Huen
Name: Mr. Ian Huen
Title: Director

VERSITECH LIMITED

By:	/s/ Hailson Yu
Name:
Title:

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Appendix A

Exclusive Patent License Agreement (VER REF. 416-17)